Exhibit 10.5

[Insert Dealer Name]
[Insert Dealer Address]

DATE: TO: ATTENTION: TELEPHONE: FACSIMILE:	May 21, 2020 Inphi Corporation 2953 Bunker Hill Lane, Suite 300 Santa Clara, California 95054 Chief Financial Officer (408) 217-7308 (408) 217-7351

FROM: TELEPHONE: SUBJECT:	[Insert Dealer Name] [_______] Amendment No. 2

The parties have previously entered into a letter agreement (the “Base Confirmation”) dated as of September 6, 2016 and an additional letter agreement (the “Additional Confirmation” and, together with the Base Confirmation, each a “Confirmation”) dated as of September 7, 2016, the purpose of each of which was to confirm the terms and conditions of the capped call option transactions entered into between [Insert Dealer Name] (“Dealer”) and Inphi Corporation (“Counterparty”) in connection with the issuance by Counterparty of its 0.75% Convertible Senior Notes due 2021 (the “Convertible Notes” and each USD 1,000 principal amount of Convertible Notes, a “Convertible Note”). On May 20, 2020, Counterparty entered into certain exchange transactions with holders of Convertible Notes pursuant to which Counterparty acquired Convertible Notes in an aggregate principal amount of USD 171,396,000 (the “Exchanged Convertible Notes”) and entered into an amendment to each Confirmation to provide for the automatic exercise at expiration of those capped call options corresponding to the Exchanged Convertible Notes (“Amendment No. 1”). On May 21, 2020, Counterparty entered into certain additional exchange transactions (the “Additional Exchange Transactions”) with holders of Convertible Notes pursuant to which Counterparty acquired additional Convertible Notes in an aggregate principal amount of USD 51,694,000 (the “Additional Exchanged Convertible Notes”). To provide for the automatic exercise at expiration of those capped call options corresponding to the Additional Exchanged Convertible Notes, the parties have now agreed to amend each Confirmation by the terms of this Amendment No. 2 (this “Amendment No. 2”).

1.	Amendments. Each Confirmation is hereby amended as follows:

(a)	by deleting the first paragraph opposite the caption, “Automatic Exercise” and replacing it in its entirety with the following language:

“Notwithstanding Section 3.4 of the Equity Definitions, on each Conversion Date occurring on or after the Free Convertibility Date, in respect of which a “Notice of Conversion” (as such term is defined in the Indenture) that is effective as to Counterparty has been delivered by the relevant converting Holder, a number of Options equal to the number of Convertible Notes in denominations of USD 1,000 as to which such Conversion Date has occurred shall be deemed to be automatically exercised; provided that such Options shall be exercised or deemed exercised only if Counterparty has provided a Notice of Exercise to Dealer in accordance with “Notice of Exercise” below. In addition, all outstanding Options that are not deemed automatically exercised pursuant to the immediately preceding sentence as a result of Counterparty’s acquisition of Convertible Notes in an aggregate principal amount of USD 223,090,000 Convertible Notes pursuant to certain exchange transactions effected on May 20, 2020 and May 21, 2020 (“Exchange-related Options”) shall be deemed to be automatically exercised at the Expiration Time on the Expiration Date.”

2.	Representations

Each party represents to the other party in respect of each Confirmation, as amended pursuant to this Amendment No. 2, that all representations made by it under such Confirmation, are true and accurate as of the date of this Amendment No. 2.

3.	Miscellaneous

(a)	Entire Agreement; Restatement.

(i)

This Amendment No. 2 constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)

Except for any amendment to the Confirmation made pursuant to Amendment No. 1 and this Amendment No. 2, all terms and conditions of the Confirmation will continue in full force and effect in accordance with its provisions on the date of this Amendment No. 2. References to the Confirmation will be to the Confirmation, as amended by Amendment No. 1 and this Amendment No. 2.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment No. 2 will be effective unless made in accordance with the terms of the Confirmation.

(c)	Counterparts. This Amendment No. 2 may be executed and delivered in counterparts (including by facsimile transmission or by e-mail), each of which will be deemed an original.

(d)

Headings. The headings used in this Amendment No. 2 are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment No. 2.

(e)	Governing Law. This Amendment No. 2 will be governed by and construed in accordance with the laws of the State of New York as the governing law (without reference to choice of law doctrine).

(f)	Effectiveness. This Amendment No. 2 shall become effective upon the later of: (i) the execution and delivery hereof by the parties hereto and (ii) the closing of the Additional Exchange Transactions.

[Signature Pages Follow]

Very truly yours, [Insert Dealer Name] By: Name: Title: [[_____] as Agent By: Name: Title: ]

[Signature Page to Capped Call Amendment]

Accepted and confirmed:

INPHI CORPORATION

By:
Authorized Signatory
Name:

[Signature Page to Capped Call Amendment]